As filed with the Securities and Exchange Commission on June 21, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	75-2018239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

CASH AMERICA INTERNATIONAL, INC.

401(k) SAVINGS PLAN, AS AMENDED AND RESTATED

(Full title of the plan)

J. Curtis Linscott

Executive Vice President, General Counsel & Secretary

CASH AMERICA INTERNATIONAL, INC.

1600 West 7th Street

Fort Worth, Texas 76102

(Name and address of agent for service)

(817) 335-1100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Common Stock, par value $.10 per share	500,000	$36.90	$18,450,000	$1,316

(1)	Represents additional shares of common stock, par value $.10 per share (the “Common Stock”), issuable pursuant to the Cash America International, Inc. 401(k) Savings Plan, as amended and restated (the “401(k) Plan”). Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the 401(k) Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) plan.
(2)	Estimated solely for the purpose of computing the registration fee.
(3)	Calculated pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the amount of the registration fee is calculated based upon 500,000 shares of Common Stock reserved for issuance under the 401(k) Plan at a price of $36.90, which is the average of the high and low price per share of Common Stock on the New York Stock Exchange on June 16, 2010.

EXPLANATORY STATEMENT

This Registration Statement (this “Registration Statement”) is being filed by Cash America International, Inc. (the “Corporation”) to register an additional 500,000 shares of common stock, par value $0.10 per share (the “Common Stock”), for issuance under the Cash America International, Inc. 401(k) Savings Plan, as amended and restated (the “401(k) Plan”). Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 concerning the 401(k) Plan (Securities and Exchange Commission (“Commission”) file No. 333-59733) is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Corporation pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission are hereby incorporated by reference in this Registration Statement:

(1) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on February 26, 2010;

(2) the 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2008, filed with the Commission on June 29, 2009;

(3) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on April 23, 2010;

(4) the Corporation’s Current Reports on Form 8-K filed with the Commission (other than information and exhibits included in such Current Reports on Form 8-K that have been furnished and not filed in accordance with the rules and regulations of the Commission) on January 29, 2010, February 3, 2009 and May 20, 2009; and

(4) the description of the Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on October 5, 1987, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Section 8.101 of the Texas Business Organizations Code (the “TBOC”), authorizes us to indemnify certain persons, including any person who was, is or is threatened to be made a named defendant or respondent in a threatened, pending, or completed action or other proceeding because the person is or was a director or officer, against judgments and reasonable expenses actually incurred by the person in connection with the threatened, pending, or completed action or other proceeding. The Corporation is required by Section 8.051 of the TBOC to indemnify a director or officer against reasonable expenses actually incurred by him in connection with a threatened, pending, or completed action or other proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the action or proceeding.

Our Bylaws provide for indemnification of directors and officers and for the advancement of expenses to the fullest extent permitted by the TBOC. In addition, our Bylaws permit us to purchase and maintain liability, indemnification and/or other similar insurance. Our directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act of 1933.

The above discussion of the TBOC and the Corporation’s Bylaws is not intended to be exhaustive and is qualified in its entirety by the TBOC and the Corporation’s Bylaws.

Item 8.	Exhibits

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 4, 1984	S-1	33-10752	3.1	12/11/86

4.2	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 26, 1984	S-1	33-10752	3.2	12/11/86

4.3	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 24, 1986	S-1	33-10752	3.3	12/11/86

4.4	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 30, 1987	S-4/A	33-17275	3.4	10/08/87

4.5	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on April 23, 1992 to change the company’s name to “Cash America International, Inc.”	10-K	001-09733	3.5	03/29/93

4.6	Articles of Amendment to the Articles of Incorporation of Cash America International, Inc. filed in Office of the Secretary of State of Texas on May 21, 1993	10-K	001-09733	3.6	3/30/94

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.7	Amended and Restated Bylaws of Cash America International, Inc. effective January 1, 2010	8-K	001-09733	3.1	10/27/09

4.8	Cash America International, Inc. 401(k) Savings Plan, as amended and restated effective January 1, 2010					X

5.1	Opinion of Hunton and Williams LLP					X

23.1	Consent of Hunton and Williams LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP					X

23.3	Consent of Whitley Penn LLP					X

24.1	Power of Attorney (included with the signature page of this Registration Statement)					X

The Corporation undertakes that it will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.

Item 9.	Undertakings

1. The Corporation hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Corporation pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 21, 2010.

CASH AMERICA INTERNATIONAL, INC.

By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the members of the 401(k) Plan Administrative Committee have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Fort Worth, State of Texas, on June 21, 2010.

CASH AMERICA INTERNATIONAL, INC.
401(k) SAVINGS PLAN

By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Cash America International, Inc.
Member 401(k) Plan Administrative Committee

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below on behalf of Cash America International, Inc., a Texas Corporation, hereby constitutes and appoints Thomas A. Bessant, Jr. and J. Curtis Linscott, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done the same or any of the foregoing by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Jack R. Daugherty Jack R. Daugherty	Chairman of the Board and Director	June 21, 2010

/s/ Daniel R. Feehan Daniel R. Feehan	Chief Executive Officer, President and Director (Principal Executive Officer)	June 21, 2010

/s/ Thomas A. Bessant, Jr. Thomas A. Bessant, Jr.	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2010

/s/ Daniel E. Berce Daniel E. Berce	Director	June 21, 2010

/s/ Albert Goldstein Albert Goldstein	Director	June 21, 2010

/s/ James H. Graves James H. Graves	Director	June 21, 2010

/s/ B.D. Hunter B.D. Hunter	Director	June 21, 2010

/s/ Timothy J. McKibben Timothy J. McKibben	Director	June 21, 2010

/s/ Alfred M. Micallef Alfred M. Micallef	Director	June 21, 2010

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 4, 1984	S-1	33-10752	3.1	12/11/86

4.2	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 26, 1984	S-1	33-10752	3.2	12/11/86

4.3	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 24, 1986	S-1	33-10752	3.3	12/11/86

4.4	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 30, 1987	S-4/A	33-17275	3.4	10/08/87

4.5	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on April 23, 1992 to change the company’s name to “Cash America International, Inc.”	10-K	001-09733	3.5	03/29/93

4.6	Articles of Amendment to the Articles of Incorporation of Cash America International, Inc. (the “Company”) filed in Office of the Secretary of State of Texas on May 21, 1993	10-K	001-09733	3.6	3/30/94

4.7	Amended and Restated Bylaws of Cash America International, Inc. effective January 1, 2010	8-K	001-09733	3.1	10/27/09

4.8	Cash America International, Inc. 401(k) Savings Plan, as amended and restated effective January 1, 2010					X

5.1	Opinion of Hunton and Williams LLP					X

23.1	Consent of Hunton and Williams LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP					X

23.3	Consent of Whitley Penn LLP					X

24.1	Power of Attorney (included with the signature page of this Registration Statement)					X